UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2018

NEMUS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 396-0330
(Registrant’s telephone number, including area code)

____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2018, Nemus Bioscience, Inc., or Nemus, entered into a letter agreement, or Agreement, with Albany Molecular Research Inc., or AMRI, pursuant to which AMRI is to provide services to Nemus for process development and analytical method development and qualification for Nemus’ prodrug of tetrahydrocannabinol, or THC, as well as for sample production and a stability study.

Pursuant to the terms of the Agreement, Nemus will pay an estimated $64,200 in fees and expenses for the initial evaluation and development of a process for the production of Nemus’s pro-drug of THC to ensure reproducibility, quality and safety. After the initial evaluation, Nemus has agreed to pay additional fees and expenses for development, sample production of Nemus’s pro-drug of THC and a stability study, as well as possible extensions to or modifications of the aforementioned projects.

Nemus may at any time cancel or delay any project under the Agreement prior to the scheduled start date. Nemus must reimburse AMRI for costs incurred prior to and including the date of cancellation plus any reasonable and foreseeable costs associated with stopping work on any project, including AMRI’s loss of revenue incurred as the result of reserving production facilities for Nemus’ exclusive use.

Nemus may terminate the Agreement in whole or in part at any time upon 30 days’ written notice. Either party may terminate the Agreement in writing in the event of default by the other party that is not cured within 30 days of receipt of notice of default for the following events of default: (i) insolvency of such party, (ii) any assignment for the benefit of creditors of such party, (iii) voluntary or involuntary filing of a petition order or other decree in bankruptcy by or against such party, (iv) commencement of any proceeding for liquidation of, reorganization of, or the composition, extension, arrangement or readjustment of the obligations of such party, (v) failure by such party to comply with any provision of the Agreement in any material respect, and (vi) proof that any representations by such party were false when made.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2018, Nemus issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Nemus’ filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
*10.1	Letter Agreement, dated July 31, 2018, by and between Nemus Bioscience, Inc. and Albany Molecular Research Inc.
99.1	Nemus Press release dated August 1, 2018

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMUS BIOSCIENCE, INC.

Dated: August 1, 2018	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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